EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Paul Vanderslice, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CFCRE 2016-C6 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer for the Marriott Savannah Riverfront Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Marriott Savannah Riverfront Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Marriott Savannah Riverfront Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Marriott Savannah Riverfront Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marriott Savannah Riverfront Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the TEK Park Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the TEK Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the TEK Park Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the TEK Park Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the TEK Park Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the TEK Park Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the TEK Park Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Marriott Saddle Brook Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Marriott Saddle Brook Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Marriott Saddle Brook Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marriott Saddle Brook Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marriott Saddle Brook Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Marriott Saddle Brook Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Marriott Saddle Brook Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Vertex Pharmaceuticals HQ Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Vertex Pharmaceuticals HQ Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Vertex Pharmaceuticals HQ Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Vertex Pharmaceuticals HQ Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Vertex Pharmaceuticals HQ Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Vertex Pharmaceuticals HQ Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Vertex Pharmaceuticals HQ Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 132 West 27th Street  Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 132 West 27th Street  Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 132 West 27th Street  Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 132 West 27th Street  Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 132 West 27th Street  Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Mills Fleet Farm Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Mills Fleet Farm Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Mills Fleet Farm Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Mills Fleet Farm Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Mills Fleet Farm Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Fresno Fashion Fair Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Fresno Fashion Fair Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Fresno Fashion Fair Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Fresno Fashion Fair Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Fresno Fashion Fair Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Fresno Fashion Fair Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Fresno Fashion Fair Mortgage Loan.

Dated: March 20,  2020

/s/ Paul Vanderslice

Chief Executive Officer

 (senior officer in charge of securitization of the depositor)